UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Continental Drive, Suite 110, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

In August 2010 we commenced a $1,500,000 private offering of our securities. Pursuant to the terms of this private offering, up to 30 units were offered at the offering price of $50,000 per unit, with each unit comprised of 50,000 shares of common stock, and a warrant to purchase 12,500 shares of common stock at an exercise price of $1.25 per share. The offering was fully subscribed to and it was closed today. We relied on Section 4(2) and Rule 506 of Regulation D of the Securities Act since the transaction did not involve any public offering. No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions.

Item 7.01

Regulation FD Disclosure

On December 7, 2010 the registrant issued a press release regarding a one hour conference call and webcast that will take place on Wednesday, December 8, 2010 at 4:00 PM EDT to update shareholders on positive technology progress and developments. The Dial-in-Number is (605) 477-3000 and the Pass Code is 128252#. Web Access to the conference call is available at:  http://register.webcastgroup.com/l3/?wid=0841201105487. A recording of the webcast will be available on the registrant’s website at www.lightwavelogic.com.

The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Press Release dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated: December 8, 2010